NEWS RELEASE

Contact:
Alexander Nickolatos, Chief Financial Officer
investorrelations@ecostim-es.com
281-531-7200

Fir Tree Partners
Taylor Ingraham, ASC Advisors LLC
(203) 992-1230

EcoStim Completes Recapitalization with Fir Tree Partners; Secures $17 million in New Funding

Positioning the Company for Growth and a Debt Free Balance Sheet

HOUSTON and NEUQUEN CITY, ARGENTINA – March 6, 2017 – Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced today that an affiliate of Fir Tree Partners (“FTP”) entered into a transaction with an affiliate of Albright Capital Management LLC (“ACM”) pursuant to which FTP has purchased from ACM $22 million aggregate principal amount of the Company’s outstanding 14% convertible notes due 2018 and approximately two million shares of the Company’s outstanding common stock. This transaction is part of a comprehensive recapitalization designed to position the Company to capitalize on attractive growth prospects and create a path to a potential equitization of substantially all of the Company’s debt, subject to shareholder approval.

As part of the recapitalization, the Company issued to FTP an additional $17 million aggregate principal amount of convertible notes to provide the Company with needed growth capital and issued to FTP approximately $2.4 million principal amount of additional convertible notes in payment of accrued interest on the existing convertible notes. After giving effect to these transactions, the Company now has approximately $41.4 million of outstanding convertible notes, which FTP has agreed to convert into common stock at a conversion price of $1.40 per share, subject to receipt of shareholder approval and satisfaction of certain other conditions. Assuming all of the $41.4 million in notes are converted, on a pro-forma basis the Company would issue 29.6 million shares to FTP and would then have approximately 44.6 million shares outstanding and no outstanding debt. The Company’s management team and largest shareholder have agreed to vote in favor of the conversion. If the note conversion is not approved by shareholders all of the outstanding convertible notes will mature in May 2018. All outstanding convertible notes will accrue interest at 20%. In addition, FTP has the right, which they exercised, to name three members to the Board of Directors, which now consists of seven members. FTP will also have approval rights with respect to certain future actions by the Company.

J. Chris Boswell, the Company’s President and Chief Executive Officer commented, “The Company has endured through a challenging period and its outstanding debt with ACM had certain covenants that were likely to be violated in the near term. This recapitalization with FTP allows the Company to avoid these covenant defaults, while providing the Company with needed growth capital and a clear path to eliminating debt while preserving upside to our current shareholder base.” Alexander Nickolatos, Chief Financial Officer added, “The debt conversion price of $1.40 represents a significant premium to the last 30-day average trading price. If shareholders approve the conversion of all outstanding debt, we believe the debt free balance sheet should unlock value for all shareholders and allow the Company to grow as the market continues to recover. We are pleased to welcome Fir Tree and their three directors onto the Board of Directors. It has been a real pleasure working with them on this transaction and we look forward to growing the Company together.”

Andrew Teno, a Director at FTP, said “Fir Tree looks forward to working with EcoStim’s management team to pursue long-term growth opportunities in the US and in Argentina. We believe that access to growth capital and a fully equitized balance sheet will benefit all of EcoStim’s shareholders.”

About the Company

Eco-Stim Energy Solutions is an environmentally focused oilfield service and technology Company providing well stimulation and completion services and proprietary field management technologies to oil and gas producers. EcoStim’s proprietary methodology and technology offers the potential to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions, surface footprint and water usage. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

About Fir Tree Partners

Fir Tree, founded in 1994, is a private investment firm with approximately $10 billion of capital under management. The firm invests worldwide in public and private companies, real estate, and debt. Fir Tree manages assets on behalf of leading endowments, foundations, pension funds, and sovereign wealth funds. The firm maintains offices in New York and Miami.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.

Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information for Stockholders

The conversion of outstanding convertible notes will be submitted to the stockholders of the Company for their consideration at a stockholder meeting. In connection with the contemplated conversion, the Company will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). In addition, the Company may also file other relevant documents with the SEC regarding the transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement(s) (when available) and other documents filed with the SEC by the Company at the SEC's website, www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the contemplated conversion. Information about the directors and executive officers of the Company will be set forth in the Proxy Statement on Schedule 14A to be filed by the Company. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.